Exhibit 99.1

APTEVO THERAPEUTICS REPORTS 2Q 2024 FINANCIAL RESULTS AND

PROVIDES A BUSINESS UPDATE

SEATTLE, WA – August 8, 2024 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the quarter ended March 31, 2024 and provided a business update.

"After the successful completion of our APVO436 dose expansion trial, where we saw a 91% clinical benefit rate and an excellent safety, tolerability and duration of remission profile, we worked in the second quarter to finalize plans for the launch of the first part of our Phase 1b/2 trial, a dose optimization study, continuing evaluation of APVO436 in combination with venetoclax and azacitidine for the treatment of Acute Myeloid Leukemia (AML) in frontline patients. This trial represents a crucial step in our mission to develop a new therapeutic regimen for patients fighting this challenging cancer. Dosing continues in our ongoing Phase 1 trial to evaluate ALG.APV-527 for the treatment of multiple solid tumor types likely to express 5T4 and we look forward to announcing additional data from that trial in the third quarter,” said Marvin White, President and CEO of Aptevo. “Additionally, our recent $2.75 million registered direct offering will provide critical resources to support the company through upcoming milestone events, extending cash runway into 2025, ensuring that we remain on track to achieve our goals.”

Aptevo’s Clinical Programs

APVO436

Aptevo's wholly owned lead proprietary drug candidate, APVO436 is targeting AML and is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. APVO436 is purposefully designed to reduce the likelihood and severity of CRS by use of a unique CD3 binding domain derived from CRIS-7 vs. the CD3 used by other competitors. APVO436 has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act.

Results from the Phase 1b dose expansion trial showed a 91% clinical benefit rate in combination with venetoclax + azacitidine in venetoclax naïve patients, a 27% incidence of CRS across all trial cohorts (the majority were grades 1 & 2) and meaningful duration of remission, including three patients who transitioned to transplant after receiving therapy, the best possible outcome for AML patients.

The Company is planning to initiate the first part of the Phase 1b/2 dose optimization program in this quarter.

ALG.APV-527

ALG.APV-527 is a conditional 4-1BB agonist bispecific that is designed for activation only upon simultaneous binding to 4-1BB and 5T4. It is designed to target cancer cells by activating both T cells and natural killer cells and is intended to bind to tumor-specific antigens while sparing healthy cells and maximizing immune response. This has the potential to be clinically important because 4-1BB can stimulate the immune cells (antitumor-specific T cells and NK cells) involved in tumor control, making 4-1BB a particularly compelling target for cancer immunotherapy. The compound is currently being evaluated for multiple solid tumor types in a multi-center, dose escalation trial that is more than 90% enrolled.

Additional promising preliminary data includes:

•
A heavily pretreated breast cancer patient, entered the trial and improved from progressive disease to long-lasting stable disease (SD) while on therapy. The patient remained on study for more than a year and successfully transitioned to a higher dose level twice
•
A second heavily pretreated breast cancer patient who was also progressing prior to enrolling in the trial has sustained long lasting stable disease and remained on study drug for seven months. Analysis demonstrated measurable levels of drug in circulation (pharmacokinetic) and reproducible elevation of serum pharmacodynamic markers with dosing, suggesting the drug is biologically active
•
Treatment to date has been overall well-tolerated, and a maximum tolerated dose has not yet been determined, dose-escalation in higher-dose cohorts is ongoing and the Company is dosing cohort five
•
ALG.APV-527 has been measurable in all patients with plasma concentration of ALG.APV-527 consistent with the administered dose
•
Biomarker analyses indicate the expression of the targets (4-1BB and 5T4) in tumor biopsies and confirm biological activity of ALG.APV-527

2024 2Q Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of June 30, 2024, totaling $8.1million. On a proforma basis, cash, and cash equivalents as of June 30, 2024, total $10.4 million, including the proceeds from the equity raise closed on July 1, 2024.

Research and Development Expenses: Research and development expenses decreased by $1.9 million, from $5.5 million for the three months ended June 30, 2023, to $3.6 million for the three months ended June 30, 2024. The decrease was primarily due to lower spending on APVO436 clinical trial as we concluded the Phase 1b dose expansion trial while preparing to initiate a Phase 1b/2 dose optimization study and lower spending on preclinical projects and employee costs.

General and Administrative Expenses: General and administrative expenses decreased by $0.3 million, from $2.7 million for the three months ended June 30, 2023, to $2.4 million for the three months ended June 30, 2024. The decrease is primarily due to lower employee and consulting costs.

Other Income (Expense), Net:

Other Income (Expense) from Continuing Operations, Net consists of other income, net of $0.1 million and $0.2 million for the three months ended June 30, 2024, and 2023, respectively. The change in other income, net is primarily due to the decrease of interest income from our money market accounts.

Net Income (Loss): Aptevo had a net loss of $5.9 million or $1.67 per share for the three months ended June 30, 2024, compared to a net loss of $7.9 million or $53.95 per share for the corresponding period in 2023.

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,066	$16,904
Prepaid expenses	798	1,473
Other current assets	715	689
Total current assets	9,579	19,066
Property and equipment, net	697	895
Operating lease right-of-use asset	4,645	4,881
Total assets	$14,921	$24,842
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$3,736	$3,984
Accrued compensation	892	2,098
Other current liabilities	791	1,142
Total current liabilities	5,419	7,224
Other long-term liabilities	14	—
Operating lease liability	5,025	5,397
Total liabilities	10,458	12,621

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 4,080,665 and 442,458 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	69	61
Additional paid-in capital	240,558	235,607
Accumulated deficit	(236,164)	(223,447)
Total stockholders' equity	4,463	12,221
Total liabilities and stockholders' equity	$14,921	$24,842

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$(3,643)	$(5,462)	(7,395)	(9,630)
General and administrative	(2,381)	(2,716)	(5,612)	(6,304)
Loss from operations	(6,024)	(8,178)	(13,007)	(15,934)
Other income:
Other income from continuing operations, net	141	230	290	163
Gain related to sale of non-financial asset	—	—	—	9,650
Net loss from continuing operations	$(5,883)	$(7,948)	$(12,717)	$(6,121)
Discontinued operations:
Income from discontinued operations	$—	$—	$—	$946
Net loss	$(5,883)	$(7,948)	$(12,717)	$(5,175)

Basic and diluted net loss per share from continuing operations:
Basic	$(1.67)	$(53.95)	$(6.02)	$(37.45)
Diluted	$(1.67)	$(53.95)	$(6.02)	$(37.45)
Basic and diluted net loss per share:
Basic	$(1.67)	$(53.95)	$(6.02)	$(31.67)
Diluted	$(1.67)	$(53.95)	$(6.02)	$(31.67)
Shares used in calculation:
Basic	3,519,875	147,321	2,111,131	163,425
Diluted	3,519,875	147,321	2,111,131	163,425

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immuno-oncology therapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes for cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones such as Phase 1b/2 trial initiation for APVO436 in frontline, venetoclax naïve AML patients, whether further study of APVO436 in a Phase 1b dose optimization trial focusing on multiple doses of APVO436 in combination with venetoclax + azacitidine on a targeted patient population will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its earlier assessment, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, whether higher dose ranges for ALG.APV-527 will result in increased signs of clinical activity, whether biomarker analyses will continue to confirm biological activity of ALG.APV-527, the possibility and timing of interim data readouts for ALG.APV-527, whether Aptevo's final trial results will vary from its preliminary or interim assessments, the possibility and timing of preliminary or interim data readouts for ALG.APV-527, statements related to the progress of and enthusiasm for Aptevo's clinical programs, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of APVO436, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine and the rising conflict in the Middle East, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628